SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

May 12, 2003
Date of Report (Date of earliest event reported)

LSI LOGIC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0– 11674	94-2712976

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1621 Barber Lane
Milpitas, California 95035
(Address of principal executive offices)

(408) 433-8000

(Registrant’s telephone number, including area code)

Item 5. Other Events.

     Filed as an exhibit hereto is the registrant’s press release, dated May 12, 2003, announcing that the registrant priced an offering of approximately $350 million aggregate principal amount of convertible subordinated notes through an offering to qualified institutional buyers and the simultaneous entering into of call spread options on the registrant’s common stock.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

99.1	Press Release issued on May 12, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LSI LOGIC CORPORATION

Date: May 13, 2003	By:	/s/ David G. Pursel

	Name:	David G. Pursel
	Title:	Vice President, General Counsel and Corporate Secretary

INDEX TO EXHIBITS FILED WITH
THE CURRENT REPORT ON FORM 8-K DATED May 12, 2003

Exhibit	Description

99.1	Press Release issued on May 12, 2003.